Exhibit 10.20

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of March 28, 2006, amends the Revolving Credit Agreement dated as of November 8, 2005 (the “Credit Agreement”) between Centennial Bank Holdings, Inc., a Delaware corporation (the “Borrower”), and U.S. Bank National Association (the “Lender”).

RECITAL

The Borrower and the Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Borrower and the Lender agree as follows:

1.    Definitions and References. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this Amendment No. 1 to Revolving Credit Agreement (“Amendment No. 1) by the Borrower and the Lender, any reference to the Credit Agreement contained in the Credit Agreement, the Note, the Pledge Agreement or any other documents relating thereto means the Credit Agreement as amended by this Amendment No. 1.

2.    Amendments to Credit Agreement.

(a)    Section 4.16 of the Credit Agreement is created to read as follows:

SECTION 4.16.        LOAN LOSS RESERVES. The Borrower deems the loan loss reserves established and maintained by the Subsidiary Banks of the Borrower adequate under the methodology used in determining appropriate loan loss reserve levels. Such methodology complies in all material respects with all applicable requirements under generally accepted accounting principles and governmental regulations.

(b)    Subsection 5.4(e) of the Credit Agreement is amended to read as follows:

(e) Loan Loss Reserves. The Subsidiary Banks shall maintain, on a consolidated basis, loan loss reserves which (i) as of December 31, 2005, are not less than 90% of the aggregate amount of their non-performing loans and (ii) as of

March 31, 2006 and the last day of each subsequent fiscal quarter, are not less than the aggregate amount of their non-performing loans.

3.    Representations and Warranties; No Default.

        (a)    The execution and delivery of this Amendment No. 1 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation by By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.

        (b)    The representations and warranties of the Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects and, after giving effect to the amendments contained herein, no Event of Default or Unmatured Event of Default exists.

4.    Costs of Expenses. The Borrower agrees to pay to Lender all costs and expenses (including reasonable attorney’s fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 1.

5.    Full force and Effect. The Credit Agreement, as amended by Amendment No. 1, remains in full force and effect.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Paul Taylor
Paul Taylor, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

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